UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

November 29, 2021

Date of report (Date of earliest event reported)

Bitwise 10 Crypto Index Fund

(Exact name of registrant as specified in its charter)

Delaware	000-56270	82-3002349
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

400 Montgomery Street, Suite 600

San Francisco, CA 94111

(Address of Principal Executive Offices) (Zip Code)

(415) 968-1843

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 29, 2021, Bitwise Investment Advisers, LLC, the sponsor of the Bitwise 10 Crypto Index Fund (BITW) (the “Trust”), issued a blog post on Medium regarding the long-term goals for the Trust. A copy of this post is attached hereto as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Blog Post on Medium.com titled “Bitwise’s Intentions for a Crypto Index ETF”, dated November 29, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2021

Bitwise Investment Advisers, LLC as Sponsor of Bitwise 10 Crypto Index Fund (BITW)

By:	/s/ Hunter Horsley
Hunter Horsley Chief Executive Officer (Principal Executive Officer)*

*

As the Registrant is a Trust, this report is being filed on behalf of the Registrant by Bitwise Investment Advisers, LLC, only in its capacity as the sponsor of the Registrant. The identified person signing this report is signing in his capacity as an authorized officer of Bitwise Investment Advisers, LLC.